Exhibit 1.1

STIFEL FINANCIAL CORP.

(a Delaware corporation)

8,000,000 Depositary Shares, each representing a 1/1000th interest in a share of

6.125% Non-Cumulative Preferred Stock, Series C

UNDERWRITING AGREEMENT

Dated: May 12, 2020

STIFEL FINANCIAL CORP.

(a Delaware corporation)

8,000,000 Depositary Shares, each representing a 1/1000th interest in a share of 6.125% Non-Cumulative Preferred Stock, Series C

UNDERWRITING AGREEMENT

May 12, 2020

Keefe, Bruyette & Woods, Inc.

BofA Securities, Inc.

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

as Representatives of the several Underwriters

c/o Stifel Financial Corp.

501 North Broadway, 9th Floor

St. Louis, Missouri 63102

Ladies and Gentlemen:

Stifel Financial Corp., a Delaware corporation (the “Company”), confirms its agreement with Keefe, Bruyette & Woods, Inc. (“KBW”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom KBW, BofA Securities, Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 8,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1000th interest in a share of 6.125% Non-Cumulative Preferred Stock, Series C (the “Preferred Stock”) of the Company (the “Initial Securities”) and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,000,000 Depository Shares (the “Option Securities” and, collectively with the Initial Securities, the “Securities”). The shares of Preferred Stock shall have the rights, powers and preferences set forth in the certificate of designations to be dated on or prior to May 19, 2020 relating thereto (the “Certificate of Designations”). The shares of Preferred Stock represented by the Securities are to be deposited by the Company against delivery of depositary receipts evidencing the Securities (the “Depositary Receipts”) that are to be issued by Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A., as Depositary (together, the “Depositary”), under a Deposit Agreement, to be dated as of May 19, 2020 (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-238118), dated May 8, 2020, including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) of the regulations of the Commission under the Securities Act of 1933, as amended (the “1933 Act” and such regulations, the “1933 Act Regulations”). Such registration statement covers the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto to such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(ii) hereof and the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form. At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(ii) Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on May 8, 2020, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time or any Date of Delivery, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time or any Date of Delivery, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below) and the Statutory Prospectus (as defined below) and the information included in the Final Term Sheet on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus or any live road show (as defined in Rule 433 under the 1933 Act), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:20 p.m. (Eastern Time) on May 12, 2020 or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), or (iv) the Final Term Sheet (as defined below).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus or live road show (as defined in Rule 433 under the 1933 Act) as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv) Independent Accountants of Company. The accountants who certified the financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(v) Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the

Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. Any disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, considered as one enterprise and (C) except for dividends on the Common Stock as described in the Registration Statement in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vii) Good Standing of the Company. The Company has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction in which it has been chartered and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Deposit Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(viii) Good Standing of Subsidiaries. Each subsidiary listed on Schedule D hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly formed and is validly existing as an entity in good standing under the laws of the jurisdiction of its formation, has full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the

Registration Statement, all of the issued and outstanding capital stock or other ownership interest of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries, direct and indirect, of the Company (other than those that are inactive, unregulated or carry on only nominal business) are the subsidiaries listed on Schedule D hereto.

(ix) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock” (except for subsequent issuances, if any, pursuant to this Agreement and the Deposit Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any security holder of the Company.

(x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xi) Authorization of Certificate of Designations. The Certificate of Designations has been duly and validly authorized by the Company.

(xii) Authorization of Deposit Agreement. The execution and delivery of, and the performance by the Company and its obligations under, the Deposit Agreement have been duly and validly authorized by the Company, and, when duly executed and delivered by the Company at the Closing Time, the Deposit Agreement will be a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xiii) Authorization of the Preferred Stock. (i) The deposit of the shares of Preferred Stock by the Company in accordance with the Deposit Agreement has been duly authorized by the Company, (ii) the shares of Preferred Stock and the Depositary Shares have been duly authorized, and when the Securities are issued and delivered pursuant to this Agreement such Securities will be duly and validly issued and fully paid and nonassessable and (iii) assuming due execution and delivery of the Depositary Receipts and the Deposit Agreement by the Depositary, each Depositary Receipt will be duly and validly issued and will entitle the holder thereof to the benefits provided therein and in the Deposit Agreement.

(xiv) Description of the Securities and the Depositary Shares. The Securities and the Depositary Shares will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements will conform in all material respects to the rights set forth in the Certificate of Designations designating the Securities.

(xv) Absence of Defaults and Conflicts. (a) Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws or similar governing instruments or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; (b)(i) and the execution, delivery and performance of this Agreement, the Deposit Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that have been duly, validly and effectively waived or would not result in a Material Adverse Effect), (ii) nor will such action result in any violation of the provisions of the charter, by-laws or similar governing instruments of the Company or any subsidiary, (iii) nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective assets, properties or operations (except for such violations that would not result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xvii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement

(other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the Deposit Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xviii) Accuracy of Disclosure. The statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of the Series C Preferred Stock” and “Description of the Depositary Shares,” insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Certain Material U.S. Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.

(xix) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xx) Possession of Intellectual Property. Except as disclosed in the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxi) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; the Company will cause its affiliates to refrain from taking, directly or indirectly, any action which is designed to or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Deposit Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(xxiii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiv) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them, respectively, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxv) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxvi) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxvii) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (5) the interactive data in Extensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxviii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxix) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act to the knowledge of the Company, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxx) Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2014 have been settled and no assessment in connection therewith has been made against the Company that remains unpaid or is material in amount. The Company and its subsidiaries have either filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, or have obtained extensions for the filing of such returns, except insofar as the failure to file such returns or obtain such extensions would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by them, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or where the failure to pay in each case would not reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxxi) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company or any of its subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxxii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and, where required, the Company has obtained the written consent to the use of such data from such sources.

(xxxiii) Foreign Corrupt Practices Act. Neither the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiv) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxv) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located or organized or any of its facilities located in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxvi) ERISA Compliance. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and its subsidiaries and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance with ERISA; (ii) no prohibited transactions, within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code, as amended (the “Code”) has occurred with respect to any employee benefit plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) no employee benefit plan is or is reasonably expected to be in “at risk status” (within the meaning of ERISA) and no plan that is a “multiemployer plan” (within the meaning of ERISA) is in “endangered status” or “critical status” (within the meaning of ERISA); (iv) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates; (v) no “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); and (vi) neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan,” (b) Sections 412, 4971 or 4975 of the Code, or (c) Section 4980B of the Code with respect to the excise tax imposed thereunder. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and nothing has occurred, whether by action or failure to act, which is reasonably likely to cause disqualification of any such “employee benefit plan” under Section 401(a) of the Code and, except as would not reasonably be expected to result in any material liability to the Company or any of its subsidiaries, the Company has not failed (whether or not waived), or is not reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such plan with respect to any employee benefit plan established or maintained by the Company or any of its subsidiaries. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA of which the Company or such subsidiary is a member.

(xxxvii) Registration Rights. There are no persons with registration rights, preemptive rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xxxviii) Cybersecurity. (A) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) that would reasonably be expected to result in a Material Adverse Effect, (B) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data, except as would not reasonably be expected to have a Material Adverse Effect, and (C) the Company and its subsidiaries have implemented controls, policies, procedures, and technological safeguards reasonably designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule C, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments as the Representatives in their sole discretion shall make to ensure that any sales or purchases are in authorized denominations.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to 1,000,000 Depository Shares, at the price per share set forth in Schedule C, less an amount per share equal to any interest or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Sullivan and Cromwell LLP, 125 Broad Street, New York, New York 10004, or at such other place as shall be agreed upon by the Representatives and the Company, at 11:00 a.m. (Eastern time) on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, such Option Securities shall be made at the above mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to bank accounts designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates or book entry credits for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Qualified Independent Underwriter. Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the General Disclosure Package and the Prospectus. The Company hereby confirms its engagement of Morgan Stanley & Co. LLC and Morgan Stanley & Co. LLC hereby confirms its agreement with the Company to render services as a “qualified independent underwriter” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Securities. Morgan Stanley & Co. LLC in its capacity as a qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”

(e) Denominations; Registration. Certificates for the Depositary Shares comprising the Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The certificates for the Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as set forth in subsections (a) through (l) below:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b) (1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Filing of Amendments and Exchange Act Documents. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the execution of this Agreement; the Company will give the Representatives notice of its intention to make any such filing from the execution of this Agreement to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i) Clear Market. During the period beginning on the date hereof and continuing and including 30 days after the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, directly or indirectly issue, offer, sell, offer to sell, or grant any option to sell, pledge, transfer or otherwise dispose of any preferred securities, any preferred stock or any other securities of the Company, including any backup undertaking of such preferred stock or other securities, in each case that are substantially similar to the Preferred Stock, or any securities exchangeable for or convertible into the preferred stock or such substantially similar securities of the Company, except for the offering of the Securities.

(j) Listing. The Company will use its best efforts to effect the listing on the New York Stock Exchange of the Depositary Shares comprising (i) the Initial Securities within 30 days as of the date hereof and (ii) the Option Securities within 30 days of the date the Underwriters delivered the Company a notice of exercise the option pursuant to Section 2(b).

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Final Term Sheet; Issuer Free Writing Prospectuses. The Company will prepare a final term sheet (the “Final Term Sheet”), in the form set forth in Schedule C hereto, reflecting the final terms of the Securities, in form and substance satisfactory to the Representatives, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall object. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations. Any such free writing prospectus consented to by the Representatives or by the Company and the Representatives, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The

Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities and any fees of any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) under the 1934 Act) in connection with the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, such fees and disbursements of counsel to the Underwriters not to exceed $30,000, (xi) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (xii) the fees and expenses of the Depositary in connection with the deposit of the shares of Preferred Stock and the offering of the Securities.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Bryan Cave Leighton Paisner LLP, counsel for the Company, and Mark P. Fisher, General Counsel, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-1, Exhibit A-2 and Exhibit A-3 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Sullivan and Cromwell LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(d) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the Chief Financial or Chief Accounting Officer of the Company or such other officer(s) of the Company acceptable to the Representatives, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(e) Management Certificate. At the time of the execution of this Agreement, the Representatives shall have received from the Chief Financial Officer of the Company an officers’ certificate dated such date, in the form set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request. At Closing Time, the Representatives shall have received from the Chief Financial Officer of the Company a certificate dated as of Closing Time confirming that the certificate delivered by such officers at the time of the execution of this Agreement remains true and correct as of Closing Time.

(f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its consolidated subsidiaries contained in the Registration Statement and the Prospectus.

(g) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(h) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in the rating of any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) under the 1934 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Approval of Listing. At Closing Time, either (i) the Depositary Shares comprising the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance, or (ii) if trading on the New York Stock Exchange is to be delayed, the Company shall have filed an application for listing of the Depositary Shares comprising the Securities on the New York Stock Exchange.

(j) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the Chief Financial or Chief Accounting Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Management Certificate. A certificate, dated such Date of Delivery, of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to 5(e) hereof remains true and correct as of such Date of Delivery.

(iii) Opinion of Counsel for Company. If requested by the Representatives, the favorable opinion of Bryan Cave Leighton Paisner LLP, counsel for the Company and Mark P. Fisher, General Counsel, counsel for the Company, in the form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv) Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion of Sullivan and Cromwell LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v) Bring-down Comfort Letter. If requested by the Representatives, a letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(k) Additional Documents. At Closing Time and at each Date of Delivery (if any), counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 18 and 19 shall survive any such termination and remain in full force and effect.

(m) Certificate Evidencing the Deposit. At the Closing Time and at each Date of Delivery, the Representatives shall have received from the Depositary a copy of the certificate evidencing the deposit of the shares of Preferred Stock underlying the Securities.

(n) Certificate of Designations. The Certificate of Designations shall have been duly filed with the Secretary of State of the State of Delaware;

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or any live road show or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus, any live road show or the Prospectus (or any amendment or supplement thereto).

The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any live road show are the statements set forth in the fifth, twelfth, and thirteenth paragraphs under the caption “Underwriting (Conflicts of Interest)” in the Prospectus concerning selling concession, stabilization and short sales by the Underwriters (the “Underwriter Information”).

(b) Indemnification of the QIU. The Company will indemnify and hold harmless Morgan Stanley &Co. LLC in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or omission to act or any alleged act or omission to act by Morgan Stanley & Co. LLC as QIU in connection with any transaction contemplated by this Agreement, the Deposit Agreement or undertaken in preparing for the purchase, sale and delivery of the Securities, except as to this clause (iii) to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Morgan Stanley & Co. LLC in performing the services as QIU, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Indemnification of Company and Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, in the case of Morgan Stanley & Co. LLC, in its capacity as QIU, indemnified pursuant to Section 6(b) above, counsel to Morgan Stanley & Co. LLC in its capacity as QIU shall be selected by Morgan Stanley & Co. LLC, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, however, that if indemnity may be sought pursuant to Section 6(b) above in respect of such proceeding, then in addition to such separate counsel of the indemnified parties, their affiliates and such control persons of the indemnified parties, the indemnifying party shall be liable for the fees and expenses of not more than one separate counsel (in addition to any local counsel) for Morgan Stanley & Co. LLC in its capacity as QIU, its affiliates, directors, officers and all persons, if any, who control Morgan Stanley & Co. LLC within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus. The Company and the Underwriters agree that Morgan Stanley & Co. LLC will not receive any additional benefits hereunder for serving as the QIU in connection with the offering and sale of the Securities.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange or the Chicago Stock Exchange, or if trading generally on the NYSE Amex Equities or the New York Stock Exchange or in the NASDAQ Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 18 and 19 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Delivery Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(iv) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(v) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Default by the Company. If the Company shall fail at Closing Time to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 18 and 19 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

SECTION 13. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 13:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at:

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York, 10019

Facsimile: (212) 582-1592

Attention: Capital Markets

BofA Securities, Inc.

50 Rockefeller Plaza, NY1-050-12-01

New York, New York 10020

Facsimile: 212-901-7881

Attention: High Grade Debt Capital Markets Transaction Management/Legal

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Facsimile: 646-291-1469

Attention: General Counsel

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10038

Facsimile: 212-507-8999

Attention: Investment Banking Division, with a copy to the Legal Department

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Facsimile: 704-410-0326

Attention: Transaction Management

Notices to the Company shall be directed to it at:

Stifel Financial Corp.

501 N. Broadway St.

Louis, Missouri 63102

Attention: Ronald J. Kruszewski, Chairman and CEO

Victor Nesi, President, Co-Director – Institutional Group

James M. Marischen, Chief Financial Officer

SECTION 15. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 17. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 18. TRIAL BY JURY. THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES) AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OUR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 19. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 20. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com [docusign.com]) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 22. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

STIFEL FINANCIAL CORP.

By:	/s/ James M. Marischen
Name: James M. Marischen
Title: Chief Financial Officer

[Underwriting Agreement Signature Page]

CONFIRMED AND ACCEPTED,

as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Eric Kalinowski
Name: Eric Kalinowski
Title: Director

BOFA SECURITIES, INC.

By:	/s/ Suraj Tripathy
Name: Suraj Tripathy
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

MORGAN STANLEY & CO. LLC

By:	/s/ Ian Drewe
Name: Ian Drewe
Title: Executive Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Underwriting Agreement Signature Page]

SCHEDULE A

8,000,000 Depositary Shares, each representing a 1/1000th interest in a share of

6.125% Non-Cumulative Preferred Stock, Series C

Name of Underwriter	Number of Depositary Shares (Securities)
Keefe, Bruyette & Woods, Inc.	1,700,000
BofA Securities, Inc.	1,700,000
Citigroup Global Markets Inc.	1,200,000
Morgan Stanley & Co. LLC	1,700,000
Wells Fargo Securities, LLC	1,700,000
Total	8,000,000

Sch. A-1

SCHEDULE B

Free Writing Prospectuses

The Final Term Sheet, dated May 12, 2020.

Sch. B-1

SCHEDULE C

FINAL TERM SHEET

Filed pursuant to Rule 433

May 12, 2020

Relating to Preliminary Prospectus Supplement dated May 12, 2020 to

Prospectus dated May 8, 2020 Registration Statement No. 333-238118

Stifel Financial Corp.

8,000,000 Depositary Shares, each representing a 1/1000th interest in a share of

6.125% Non-Cumulative Preferred Stock, Series C

Pricing Term Sheet

Issuer:	Stifel Financial Corp. (NYSE: SF)

Security:	Depositary Shares, each representing a 1/1000th interest in a share of 6.125% Non-Cumulative Preferred Stock, Series C (“Series C Preferred Stock”)

Size:	$200,000,000 (8,000,000 Depositary Shares representing an aggregate of 8,000 shares of Series C Preferred Stock)

Over-allotment Option:	$25,000,000 (1,000,000 Depositary Shares representing an aggregate of 1,000 shares of Series C Preferred Stock)

Expected Ratings:*	BB– (S&P) / BB– (Fitch)

Maturity:	Perpetual

Liquidation Preference:	$25,000 per share of Series C Preferred Stock (equivalent to $25.00 per depositary share)

Dividend Rate (Non-Cumulative):	6.125% per annum from the date of issuance

Dividend Payment Dates:	When, as and if declared, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2020 on a non-cumulative basis

Day Count:	30/360

Sch. C-1

Optional Redemption:	Subject to any required approval of the Federal Reserve, on or after June 15, 2025 (or, if not a business day, the next succeeding business day), the Issuer may, at its option, redeem the Preferred Stock, and thus redeem a proportionate number of depositary shares, in whole or in part, at any time or from time to time, at a redemption price of $25.00 per depositary share plus an amount equal to all declared and unpaid dividends, and without accumulation of any undeclared dividends thereon to the date of redemption

Public Offering Price:	$25.00 per Depositary Share

Underwriting Discount:	$0.7875 per Depositary Share

Expected Net Proceeds, before Expenses, to the Issuer:	$193,700,000

Trade Date:	May 12, 2020

Settlement Date (T+5):**	May 19, 2020

Joint Book-Running Managers:	Keefe, Bruyette & Woods, Inc. BofA Securities, Inc. Citigroup Global Markets Inc. Morgan Stanley & Co. LLC Wells Fargo Securities, LLC

Expected Listing:	The Issuer intends to file an application to list the Depositary Shares under the symbol “SF PrC” on the New York Stock Exchange.

CUSIP / ISIN for the Depositary Shares:	860630 870 / US8606308703

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**

Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the depositary shares before the delivery of the depositary shares will be required, by virtue of the fact that the depositary shares initially will settle on a delayed basis, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Sch. C-2

Stifel Financial Corp. has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and the other documents Stifel Financial Corp. has filed with the SEC for more complete information about Stifel Financial Corp. and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you can request the prospectus by calling Keefe, Bruyette & Woods, Inc. toll-free at 1-800-966-1559, BofA Securities, Inc. at 1-800-294-1322, Citigroup Global Markets Inc. at 1-800-831-9146, Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 and Wells Fargo Securities, LLC at 1-800-645-3751.

This pricing term sheet supplements the preliminary prospectus supplement filed by Stifel Financial Corp. on May 12, 2020 with the SEC relating to its prospectus dated May 8, 2020.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded (other than any statement relating to the identity of the legal entity authorizing or sending this communication in a non-US jurisdiction). Such disclaimers or other notices were automatically generated as a result of this communication having been sent via Bloomberg or another e-mail system.

Sch. C-3

SCHEDULE D

Subsidiaries of the Company

Stifel, Nicolaus & Company, Incorporated

KCP Fund General Partner LLC

Ryan Beck Holdings, LLC

Stifel Nicolaus Insurance Agency, Incorporated

Stifel Nicolaus Israel Ltd.

Stifel Bancorp, Inc. (fka Business Bancshares, Inc.)

Stifel Bank & Trust

Stifel Bank Community Development Corporation

Stifel Bank - CDC - 501 N Broadway, Inc.

SBT Investments - REIT, Inc.

SBT REIT, Inc.

NDTC, LLC

SBT-Jet II, LLC

SBT-Jet, LLC

Jet Engine Holding S.a.r.l.

FAN Engine Securitization Limited

FAN Leasing Dublin Limited

FAN Leasing Ireland Limited

FAN Leasing Ireland II Limited

FAN Leasing Ireland III Limited

Stifel Bank (fka The Business Bank of St. Louis)

Maryland Land Company, LLC

1919 Investment Counsel, LLC

Rand Wealth, LLC

1919 Services Company, LLC

B&F Capital Markets, Inc.

Broadway Air Corp.

Century Securities Associates, Inc.

City Securities LLC

City Securities Corporation

EquityCompass Investment Management, LLC

First Empire Holding Corp.

First Empire Securities, Inc.

First Empire C.D. Management, Inc.

Balance Sheet Management and Consulting Services, Inc.

L.P.C. Services, Inc.

First Empire Asset Management, Inc.

KMM Capital, Inc.

Intyce LLC

KBW, LLC

KBW Ventures, Inc.

Keefe, Bruyette & Woods, Inc.

Sch. D-1

KBW Asset Management, Inc.

KBW Capital Partners GP, LLC

MB Advisory Group, LLC

Miller Buckfire, & Company, LLC

Mooreland Partners LLC

Solidus Captial B, Inc.

Stifel Aviation Asset Management, LLC

Stifel Aviation Finance Acquisition, LLC

Stifel Aviation Management, LLC

Stifel Europe Holdings Limited

Stifel Nicolaus Europe Limited

Mooreland Partners LLP

Stifel Europe Geneva S.A.

MainFirst Securities US, Inc.

MainFirst Bank AG

MainFirst Schweiz AG

Stifel Gateway Management, LLC

Stifel Syndicated Credit LLC

Stifel Trust Company Delaware, National Association

Stifel Trust Company, National Association

Stifel Venture Corp.

Thomas Weisel Partners Group, Inc.

Stifel Nicolaus Canada Inc.

Thomas Weisel Capital Management LLC

Thomas Weisel Strategic Opportunities Partners LLC

Washington Crossing Advisors, LLC

Sch. D-2

Exhibit A-1

FORM OF OPINION OF BRYAN CAVE LEIGHTON PAISNER LLP,

COUNSEL FOR THE COMPANY TO BE DELIVERED PURSUANT TO SECTION 5(b)

1. Based solely on a recently dated good standing certificate from the Secretary of State of the State of Delaware, the Company is validly existing as a corporation, in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its properties to conduct its business as described in the Prospectus and the General Disclosure Package and to enter into and perform its obligations under the Underwriting Agreement and Deposit Agreement.

2. Based solely on recently dated good standing certificates from the Secretaries of State of the applicable jurisdictions, the Company is duly qualified to transact business and is in good standing as a foreign corporation in the jurisdictions set forth on an Appendix I attached thereto.

3. Based solely on recently dated good standing certificates from the applicable jurisdictions, each subsidiary of the Company set forth on an Appendix II thereto (the “Covered Subsidiaries”) is validly existing as the type of entity set forth on Appendix II hereto, in good standing under the laws of the jurisdiction of its incorporation or formation as set forth on Appendix II hereto, with all applicable entity power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the General Disclosure Package.

4. None of the outstanding shares of the capital stock of any Covered Subsidiary were issued in violation of the statutory preemptive rights of any security holder of such Covered Subsidiary arising under the laws of the State of Missouri.

5. The Underwriting Agreement and the Deposit Agreement have been duly authorized, executed and delivered by the Company.

6. The Deposit Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

7. The execution and filing of the Certificate of Designations has been duly authorized by all requisite corporate action on the part of the Company and the Certificate of Designations has been duly executed and filed by the Company with the Secretary of State of the State of Delaware.

8. The shares of Preferred Stock have been duly authorized by all requisite corporate action on the part of the Company under the General Corporation Law of the State of Delaware (the “DGCL”) and, when the shares of Preferred Stock are delivered in accordance with the terms of the Underwriting Agreement, the shares of Preferred Stock will be validly issued, fully paid and nonassessable and free and clear of any preemptive or similar rights arising under the DGCL or the Organizational Documents.

Sch. A-1-1

9. The Depositary Receipts, when issued under the Deposit Agreement in accordance with the provisions of the Deposit Agreement and upon payment by the Underwriters in accordance with the Underwriting Agreement, will be legally issued and will entitle the holder thereof to the rights specified in such Depositary Receipts and in the Deposit Agreement.

10. The Securities, the Preferred Stock and the Certificate of Designations conform as to legal matters in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. All descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects.

11. We confirm to you that: (a) the Registration Statement became effective under the Securities Act of 1933, as amended (the “Securities Act”); and (b) the Prospectus was filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act on May 12, 2020; and, based solely upon an oral acknowledgment by the staff of the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, and, to our knowledge, no proceedings therefor have been initiated or threatened by the Commission. In addition, based on the foregoing, we confirm to you that (i) the Prospectus has been filed with the Commission within the time period required by Rule 424 of the Rules and Regulations and (ii) any required filing of each Issuer General Use Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations have been filed with the Commission within the time period required by Rule 433(d) of the Rules and Regulations.

12. Each of the Registration Statement, the General Disclosure Package and the Prospectus (other than (i) the documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and (ii) the financial statements and related notes and schedules and the other financial and accounting data included or incorporated by reference therein, or omitted therefrom as to which we express no opinion), as of the Applicable Time and as of its date, as applicable, appears on its face to comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

13. The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, as of the date of the Prospectus Supplement (except for the financial statements and related notes and schedules and other financial and accounting data included or incorporated by reference therein or omitted therefrom as to which we express no opinion), when they were filed with the Commission, appeared on their face to comply as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

14. The statements in the Prospectus and the General Disclosure Package under the captions “Description of the Depositary Shares,” “Description of the Securities,” “Description of the Series C Preferred Stock,” “Certain U.S. Material Federal Income Tax Considerations,” and “ERISA Considerations” and in the Registration Statement under Item 15, insofar as such statements constitute summaries of the terms and provisions of the documents or matters of law referred to therein, are accurate in all material respects (except for the financial statements and related notes and schedules and other financial and accounting data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion).

Sch. A-1-2

15. No consent, approval, authorization or other action by, and no notice to or filing with, any federal or Missouri State or New York State or Delaware State governmental authority or regulatory body (with respect to Delaware, solely in respect of the DGCL) that we, based on our experience, recognize as applicable to the Company in a transaction of this type, is required for the due execution, delivery and the consummation by the Company of its obligations under the Underwriting Agreement and the Deposit Agreement (including the offering, issuance, sale and delivery of the Securities and the use of the proceeds thereof as described in the Prospectus and the General Disclosure Package under the caption “The Offering—Use of Proceeds”), except for the filings and other actions required pursuant to federal and state securities or blue sky laws, or the rules of the Financial Industry Regulatory Authority, as to which we express no opinion.

16. The execution and delivery by the Company of the Underwriting Agreement, the Deposit Agreement, the Depositary Receipts, the Certificate of Designations and the Securities and the consummation by the Company of the transactions contemplated in the Underwriting Agreement (including the offering, issuance, sale and delivery of the Securities and the use of the proceeds thereof as described in the Prospectus and the General Disclosure Package under the caption “The Offering—Use of Proceeds”) and the Deposit Agreement, do not and will not, whether with or without the giving of notice or lapse of time or both, result in (a) any violation by the Company of (i) the provisions of the Charter or By-laws, (ii) the provisions of the charter or by-laws of any Covered Subsidiary, (iii) any provision of applicable law that we, based on our experience, recognize as applicable to the Company in a transaction of this type, or (iv) to our knowledge, any order, writ, judgment or decree of any U.S. federal, Delaware, New York or Missouri State court or governmental authority or regulatory body having jurisdiction over the Company or any of its subsidiaries or any of their material properties that names or is specifically directed to the Company or any such subsidiary, or (b) a breach or default or require the creation or imposition of any security interest or lien upon any of the Company’s properties pursuant to any material agreement, contract or instrument known to us to which the Company is a party or by which it is bound. For purposes of the foregoing, we have assumed that the only material agreements, contracts or instruments to which the Company is a party or by which it is bound are those listed as exhibits to the Registration Statement or the documents incorporated by reference therein.

17. The Company is not, and upon the issuance and sale of the Securities as contemplated by the Underwriting Agreement and the application of the net proceeds therefrom as described under the caption “The Offering—Use of Proceeds” in the Prospectus and the General Disclosure Package will not be, an “investment company” under the Investment Company Act of 1940, as amended.

Sch. A-1-3

During the preparation of the Registration Statement, the General Disclosure Package and the Prospectus, we have participated in conferences with officers and other representatives of the Company, representatives of the independent accountants for the Company and you and your representatives and counsel, at which conferences the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed, reviewed and revised. Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of such contents (except as expressly indicated in paragraphs 9 and 13 above), and have not made any independent investigation thereof, on the basis of the information which was developed in the course thereof, considered in light of our understanding of applicable law and the experience we have gained through our practice thereunder, this is to advise you that nothing has come to our attention which causes us to believe that (a)(i) at the time the Registration Statement became effective and as of the date of the Prospectus Supplement and the Registration Statement, (ii) as of the Applicable Time, the General Disclosure Package or (iii) the Prospectus or any supplement thereto as of its date (except in the case of each of clauses (i), (ii) and (iii), as to financial statements and related notes and schedules and the other financial and accounting data derived from such financial statements and related notes and schedules included or incorporated by reference therein, as to which we express no belief), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein (and with respect to the General Disclosure Package and the Prospectus or any supplement thereto, in the light of the circumstances under which they were made), not misleading, or (b) at the date hereof, the Prospectus or any supplement thereto (except as aforesaid) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Sch. A-1-4

Exhibit A-2

FORM OF OPINION OF BRYAN CAVE LEIGHTON PAISNER LLP,

ENGLAND AND WALES,

COUNSEL FOR THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 5(b)

1.	SNEL has been duly incorporated under the laws of England and Wales.

2.

Based solely upon the good standing certificate issued by the Registrar of Companies and an Insolvency Plus search (Enhanced Winding up Search) provided by Globalx in respect of SNEL carried out at 10:25 am on 11 May 2020, SNEL has been in continuous and unbroken existence since its incorporation, no action is currently being taken by the Registrar of Companies to strike SNEL off the register or to dissolve it as defunct, SNEL is not in liquidation or subject to an administration order and no receiver or manager of SNEL’s property has been appointed.

3.	SNEL’s objects are unrestricted.

Sch. A-1-1

Exhibit A-3

FORM OF OPINION OF MARK P. FISHER, GENERAL COUNSEL,

COUNSEL FOR THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 5(b)

1.

Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each subsidiary of the Company set forth on Appendix I hereto (the “Covered Subsidiaries”), to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. Each Covered Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The issued and outstanding capital stock of each Covered Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable; none of the outstanding shares of capital stock of any Covered Subsidiary was issued in violation of any contractual preemptive or similar rights of any security holder of such Covered Subsidiary arising under the certificate of incorporation, certificate of formation, bylaws, operating agreement or equivalent organizational documents of any such Covered Subsidiary or any material agreement, contract or instrument listed as an exhibit to the Registration Statement or the documents incorporated by reference therein.

2.

Except as referred to in the Registration Statement, the Prospectus or the General Disclosure Package, I hereby confirm to you that, to the best of my knowledge, no action or proceeding against and naming the Company or any subsidiary is pending or overtly threatened to the Company or any subsidiary before any court, governmental authority or arbitrator, which would reasonably be expected to materially and adversely affect the Company and its subsidiaries, considered as one enterprise, or the consummation of the transactions contemplated in the Underwriting Agreement and the Deposit Agreement or the performance by the Company of its obligations thereunder.

3.

To the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement or to the documents incorporated by reference to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

4.

The execution and delivery by the Company of the Underwriting Agreement, the Deposit Agreement, the Certificate of Designations and the Securities and the consummation of the transactions contemplated in the Underwriting Agreement and the Deposit Agreement (including the offering, issuance and delivery of the Securities and the use of the proceeds thereof as described in the Prospectus and the General Disclosure Package

Sch. A-3-1

under the caption “The Offering—Use of Proceeds”) do not and will not result in (a) any violation by the Company of any provision of applicable law that I, based on my experience, recognize as applicable to the Company in a transaction of this type, or (b) a breach or default or require the creation or imposition of any security interest or lien upon any of the Company’s or any subsidiary’s properties pursuant to any material agreement, contract or instrument listed as an exhibit to the Registration Statement or the documents incorporated by reference therein.

During the preparation of the Registration Statement, the General Disclosure Package and the Prospectus, I have participated in conferences with other officers and other representatives of the Company, representatives of the independent accountants for the Company and you and your representatives and counsel, at which conferences the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed, reviewed and revised. Although I am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of such contents, and have not made any independent investigation thereof, on the basis of the information which was developed in the course thereof, considered in light of my understanding of applicable law and the experience I have gained through my practice thereunder, this is to advise you that nothing has come to my attention which causes me to believe that (a)(i) at the time the Registration Statement became effective and as of the date of the Prospectus Supplement, the Registration Statement, (ii) as of the Applicable Time, the General Disclosure Package, or (iii) the Prospectus or any supplement thereto as of its date (except in the case of each of clauses (i), (ii) and (iii), as to financial statements and related notes and schedules and the other financial and accounting data derived from such financial statements and related notes and schedules included or incorporated by reference therein, as to which I express no belief), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein (and with respect to the General Disclosure Package and the Prospectus or any supplement thereto, in the light of the circumstances under which they were made), not misleading, or (b) at the date hereof, the Prospectus or any supplement thereto (except as aforesaid) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Sch. A-3-2

Exhibit B

Form of Management Certificate pursuant to Section 5(e)

STIFEL FINANCIAL CORP.

MANAGEMENT CERTIFICATE

May 12, 2020

Reference is made to the comfort letter of Ernst & Young LLP (“E&Y”) dated May 12, 2020. Keefe, Bruyette & Woods, Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, and Wells Fargo Securities, LLC, as Representatives (the “Representatives”) of the Underwriters (the “Underwriters”) in a public offering (the “Offering”) of 8,000,000 depositary shares, each representing a 1/1000th interest in a share of 6.125% Non-Cumulative Preferred Stock, Series C of Stifel Financial Corp., a Delaware corporation (the “Company”), have asked the Company to supplement the information provided by E&Y in its comfort letter.

I, James M. Marischen, Chief Financial Officer of the Company, solely in my capacity as an officer of the Company and not in my personal capacity, do hereby determine and certify, on behalf of the Company, as follows:

1.

I am familiar with the accounting, operations and records systems of the Company. I have supervised the compilation of and reviewed the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the amended Annual Report on Form 10-K/A for the year ended December 31, 2019 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

2.

Based on my knowledge, the financial statements, and other financial information included or incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the amended Annual Report on Form 10-K/A for the year ended December 31, 2019 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 fairly presented in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in the report.

3.

I, or persons under my supervision, have reviewed each of the numbers identified by the Representatives attached hereto, which includes copies of (i) the preliminary prospectus supplement, dated May 12, 2020 relating to the Offering, (ii) the prospectus supplement, dated May 12, 2020 relating to the Offering, (iii) the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, (iv) the Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, (v) the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2020, and (vi) the Proxy Statement on Schedule 14A filed with the SEC on April 3, 2020.

Sch. A-3-1

4.

The data circled in Exhibit A attached hereto has been accurately derived based on amounts contained within the Company’s audited consolidated financial statements and/or financial statement schedule listed in the Table of Contents at Items 6 and 15, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

5.

Based on my knowledge, the audited consolidated financial statements for the year ended December 31, 2019 included in the Company’s Form 10-K for the fiscal year ended December 31, 2019 fairly presented in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in the report.

6.

The data circled in Exhibit A attached hereto has been accurately derived based on amounts contained within the Company’s unaudited consolidated financial statements and/or financial statement schedule listed in the Table of Contents at Part I, Item 1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

7.

Based on my knowledge, the unaudited consolidated financial statements for the quarter ended March 31, 2020 included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 fairly presented in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in the report.

8.

The data circled in Exhibit A attached hereto (a) is in agreement with the corresponding amount or percentage contained within an unaudited analysis or schedule prepared by the Company’s personnel under my supervision; (b) the arithmetic accuracy of amounts and percentages shown on such unaudited analysis or schedule has been proved; and (c) the amounts used in such unaudited analysis or schedule are in agreement with, except for instances of differences attributable to rounding, the corresponding amounts contained within the Company’s accounting records subject to the Company’s internal control for the period indicated.

9.

I, or persons under my supervision, have verified each of the numbers circled in Exhibit A attached hereto. Items verified by us are, in certain cases, marked and referenced to supporting documentation included in Exhibit B. Items verified by us are generally derived from a variety of administrative systems, including our internal accounting and control systems, as well as certain other documents.

[Signature Page Follows]

Sch. A-3-2

IN WITNESS WHEREOF, I have executed this Management Certificate of the Company as of the date set forth above.

By:
	Name:	James M. Marischen
	Title:	Chief Financial Officer

Sch. A-3-3